Exhibit 99.1

UNITED AMERICAN PETROLEUM CORP. BEGINS PRODUCTION ON ITS BASTROP COUNTY, TEXAS PROJECT

Austin, TX—April 4, 2011 – United American Petroleum Corp. (OTC Markets: UAPC) wishes to inform its shareholders that its Rosser #4 well recently drilled on its Bastrop, County, Texas property has been equipped, is online and producing. This project begins the Company’s development drilling program to fully exploit the oil pool United believes exists within the Company’s Bastrop County, Texas holdings. United’s oil producing Bastrop project comprises over 400 acres, with 10 existing wells currently drilled with potential offset locations.

The Bastrop serpentine fields have production potential from both the Austin Chalk and lower Buda formation. The Bastrop Project has both geological and geophysical evaluations in addition to seismic data, which leads United to believe it has potential of significant recoverable reserves.

The Company’s Gabriel #9 well, located within its Bastrop project, is equipped and is awaiting electrical power in order to commence production. United believes its Gabriel #9 well will be online and producing within the next two weeks. The Company will announce additional information regarding its drilling operations as developments unfold.

“We are encouraged with the progress of our drilling operations to date and believe our Bastrop project has the potential to become a significant oil and gas producer. We look forward to further developing this project to increase our shareholder value,” stated United American Petroleum President, Michael Carey.

For additional information regarding the Company’s operations, projects, management team and other valuable information, please visit the Company’s web site at www.unitedamericanpetroleum.com. To be placed on the Company’s master email list and receive future press releases, progress reports and developments, please send an email to unitedamericanpetroleum@grosscapital.com or contact Gross Capital, Inc. at (361) 949 – 4999.

About United American Petroleum Corp.

United American Petroleum Corp. is an independent exploration, development, acquisition, production, and operating company engaged in advanced exploration, drilling and completion techniques to explore for, produce and develop domestic oil and natural gas reserves.  The Company’s strategy centers on increasing shareholder value through actively pursuing and developing high-potential acquisitions for drilling and production while maintaining a prudently managed balance sheet.   The Company’s current projects are in Texas; however, additional acquisitions may encompass active plays throughout the United States.

Forward-looking Statements:

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy. Words such as “expects,” “will,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations on such words and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with oil and gas operations in the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this press release, such as "probable," "possible," "recoverable" or “potential” reserves among others, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. Investors are urged to consider closely the disclosure in our filings with the SEC.

Investor Contact
Gross Capital, Inc.
Barry Gross
361-949-4999
unitedamericanpetroleum@grosscapital.com